Exhibit 5.2

Katherine Beck

Tel 602.445.8349

Fax 602.445.8729

beckk@gtlaw.com

June 14, 2022

Cerberus Cyber Sentinel Corporation

6900 E. Camelback Road

Suite 240

Scottsdale, AZ 85251

Re:	Cerberus Cyber Sentinel Corporation - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Cerberus Cyber Sentinel Corporation, a Delaware corporation (the “Company”), in connection with that certain Sales Agreement, dated as of the date hereof (the “Sales Agreement”), by and among the Company and B. Riley Securities, Inc., Stifel, Nicolaus & Company, Incorporated and Boustead Securities, LLC (together, the “Agents”), pursuant to which the Company may, from time to time, issue and sell through the Agents, acting as agent or principal, shares of the Company’s common stock, par value $0.00001 per share (the “Placement Shares”), in a public offering having a maximum aggregate offering price of up to $100,000,000 (the “Offering”). The Offering is being made pursuant to a prospectus supplement dated June 14, 2022 and the accompanying base prospectus dated June 14, 2022 (collectively, the “Prospectus”), which form part of the Company’s Registration Statement on Form S-3 (the “Registration Statement”).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following: (i) the Prospectus, the Registration Statement, and the exhibits thereto; (ii) the Company’s Certificate of Incorporation, as amended to the date hereof; (iii) the Company’s form of Amended and Restated Certificate of Incorporation; (iv) the Company’s By-laws; (v) records of corporate proceedings of the Company related to the Offering; (vi) the resolutions of the Company’s Board of Directors (the “Board”) with respect to the Offering, duly adopted by the Board via written consent dated June 14, 2022 (the “Resolutions”); (vii) the Sales Agreement; and (viii) such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate, and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Greenberg Traurig, LLP | Attorneys at Law
2375 East Camelback Road | Suite 800 | Phoenix, Arizona 85016 | T +1 602.445.8000 | F +1 602.445.8100
www.gtlaw.com

Cerberus Cyber Sentinel Corporation

June 14, 2022

Based upon the foregoing and assuming that (i) the Company delivers placement notices under the Sales Agreement in accordance with the Resolutions, including the pricing terms set forth therein (or delivers placement notices in accordance with new pricing terms duly approved by the Board or a duly authorized committee thereof) and (ii) the Company receives the proceeds for the Placement Shares sold pursuant to such terms and such applicable placement notice, the Placement Shares will be duly authorized, validly issued, fully-paid, and non-assessable.

This opinion is rendered solely in connection with the Offering, is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We render this opinion with respect to, and express no opinion herein concerning the application or effect of the law of any jurisdiction other than, the existing laws of the United States of America, and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus, which forms a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP | Attorneys at Law
www.gtlaw.com